Exhibit 99.1

Mammoth Energy Services, Inc. Announces
First Quarter 2020 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, May 11, 2020 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the first quarter ended March 31, 2020.

Financial Highlights for the First Quarter 2020:

Total revenue was $97.4 million for the three months ended March 31, 2020, up from $67.6 million for the three months ended December 31, 2019 and down from $262.1 million for the three months ended March 31, 2019.

Net loss for the three months ended March 31, 2020 was $84.0 million, or $1.85 per fully diluted share, as compared to net loss of $60.8 million, or $1.35 per fully diluted share, for the three months ended December 31, 2019 and net income of $28.3 million, or $0.63 per fully diluted share, for the three months ended March 31, 2019.

Adjusted net loss (as defined and reconciled below) for the three months ended March 31, 2020 was $16.1 million, or $0.36 per fully diluted share, as compared to adjusted net loss of $26.3 million, or $0.58 per fully diluted share, for the three months ended December 31, 2019 and adjusted net income of $28.3 million, or $0.63 per fully diluted share, for the three months ended March 31, 2019.

Adjusted EBITDA (as defined and reconciled below) was $13.5 million for the three months ended March 31, 2020, as compared to a loss of $10.3 million for the three months ended December 31, 2019 and a positive $82.8 million for the three months ended March 31, 2019.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “The diversification strategy we implemented nearly three years ago is allowing us to focus on our infrastructure business. Infrastructure results are improving and we are encouraged by our new bidding opportunities. Working with our new infrastructure management team, we are cutting costs, streamlining operations and improving our operating margins. Conversely, our oilfield business remains under fundamental pressure from the volatility in oil prices. The unprecedented volatility in oil prices has been exacerbated by the outbreak of the COVID-19 pandemic, which has resulted in global oil demand destruction and economic decline. Our oilfield activity has been, and will likely continue to be, challenged by significantly reduced levels of capital expenditures by our customers. As a result, we have temporarily idled several of our oilfield services businesses and expect lower pricing and utilization in those that remain in operation.”

Infrastructure Services

Mammoth's infrastructure services division contributed revenue of $25.7 million for the three months ended March 31, 2020, a decrease from $26.6 million for the three months ended December 31, 2019 and from $108.7 million for the three months ended March 31, 2019.

As of March 31, 2020, Mammoth had a total of approximately 130 transmission and distribution crews operating in the continental United States.

Pressure Pumping Services

Mammoth's pressure pumping services division contributed revenue (inclusive of inter-segment revenue) of $43.6 million on 1,482 stages for the three months ended March 31, 2020, an increase from $25.0 million on 989 stages for the three months ended December 31, 2019 and a decrease from $92.1 million on 1,889 stages for the three months ended March 31, 2019. On average, 2.7 of the Company's fleets were active for the three months ended March 31, 2020, compared to average utilization of 1.7 fleets during the three months ended December 31, 2019 and an average utilization of 4.4 fleets during the three months ended March 31, 2019.

The conversion of our pressure pumping fleets to dynamic gas blending capabilities is progressing, with nine units converted, all of which are operating today.
Natural Sand Proppant Services

Mammoth's natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $10.2 million for the three months ended March 31, 2020, an increase from $3.0 million for the three months ended December 31, 2019 and a decrease from $37.9 million for the three months ended March 31, 2019. The Company sold approximately 239,000 tons of sand during the three months ended March 31, 2020, an increase from approximately 76,000 tons sold during the three months ended December 31, 2019 and a decrease from approximately 666,000 tons sold during the three months ended March 31, 2019. The Company's average sales price for the sand sold during the three months ended March 31, 2020 was $13.67 per ton, a decrease from the $19.95 per ton average sales price during the three months ended December 31, 2019 and the $32.30 per ton average sales price during the three months ended March 31, 2019.

Drilling Services

Mammoth's drilling services division contributed revenue (inclusive of inter-segment revenue) of $4.8 million for the three months ended March 31, 2020, a slight increase from $4.7 million for the three months ended December 31, 2019 and a decrease from $13.8 million for the three months ended March 31, 2019. The decline is primarily due to reduced utilization. As a result of market conditions, the Company temporarily shut down its contract land drilling operations beginning in December 2019.

Other Services

Mammoth's other services, including coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation, remote accommodations, oilfield equipment manufacturing and infrastructure engineering and design services, contributed revenue (inclusive of inter-segment revenue) of $14.9 million for the three months ended March 31, 2020, an increase from $9.3 million for the three months ended December 31, 2019 and a decrease from $25.0 million for the three months ended March 31, 2019. An average of 490 pieces of equipment were rented to customers during the three months ended March 31, 2020, up 5% from an average of 467 pieces of equipment rented to customers during the three months ended December 31, 2019 and down 21% from an average of 621 pieces of equipment rented to customers for the three months ended March 31, 2019.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses were $10.8 million for the three months ended March 31, 2020, as compared to $10.3 million for the three months ended December 31, 2019 and $17.3 million for the three months ended March 31, 2019.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Cash expenses:
Compensation and benefits	$3,969	$9,230	$3,203
Professional services	3,538	3,789	4,301
Other(a)	2,309	3,244	2,010
Total cash SG&A expense	9,816	16,263	9,514
Non-cash expenses:
Bad debt provision	55	4	204
Stock based compensation	900	1,069	620
Total non-cash SG&A expense	955	1,073	824
Total SG&A expense	$10,771	$17,336	$10,338
a. Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 11% for the three months ended March 31, 2020, as compared to 15% for the three months ended December 31, 2019 and 7% for the three months ended March 31, 2019.

Impairment Expenses

As a result of the significant decline in oil prices as a result of geopolitical events coupled with effects of COVID-19, Mammoth recognized impairment of goodwill totaling $55.0 million during the three months ended March 31, 2020, primarily related to its pressure pumping services division. Additionally, the Company recognized impairment of other long-lived assets totaling $12.9 million, primarily related to water transfer, crude oil hauling, coil tubing and rental equipment during the three months ended March 31, 2020.
During the three months ended December 31, 2019, the Company recognized impairment of goodwill totaling $30.5 million, primarily related to its pressure pumping services division. Additionally, the Company recognized impairment of other long-lived assets totaling $4.0 million, primarily related to drilling rigs and related equipment during the three months ended December 31, 2019.
Liquidity
As of March 31, 2020, Mammoth had cash on hand of $13.2 million and outstanding borrowings under its revolving credit facility of $88.4 million. As of March 31, 2020, the Company had $19.4 million of available borrowing capacity under its revolving credit facility. This available borrowing capacity reflects (i) a minimum excess availability covenant of 10% of the maximum revolving advance amount and (ii) $9.0 million of outstanding letters of credit. As of March 31, 2020, Mammoth had total liquidity of $32.6 million.

As of May 6, 2020, Mammoth had cash on hand of $16.8 million and outstanding borrowings under its revolving credit facility of $94.0 million. As of May 6, 2020, the Company had $13.8 million of available borrowing capacity under its revolving credit facility. This available borrowing capacity reflects (i) a minimum excess availability covenant of 10% of the maximum revolving advance amount and (ii) $9.0 million of outstanding letters of credit.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Infrastructure services(a)	$77	$3,254	$90
Pressure pumping services(b)	604	7,329	398
Natural sand proppant services(c)	521	985	174
Drilling services(d)	8	2,267	84
Other(e)	290	6,438	125
Total capital expenditures	$1,500	$20,273	$871
a.  Capital expenditures primarily for truck, tooling and other equipment for the periods presented.
b.  Capital expenditures primarily for pressure pumping and water transfer equipment for the periods presented.
c. Capital expenditures primarily for maintenance for the periods presented.
d. Capital expenditures primarily for upgrades to the Company's rig fleet for the periods presented.
e. Capital expenditures primarily for equipment for the Company's rental businesses for the periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Reports filed on Form 10-K with the Securities and Exchange Commission (“SEC”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function (“CODM”). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Conference Call Information

Mammoth will host a conference call on Monday, May 11, 2020 at 3:00 p.m. CDT (4:00 p.m. EDT) to discuss its first quarter 2020 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 9880304. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and government-funded utilities, private utilities, public investor-owned utilities and co-operative utilities through its energy infrastructure services. Mammoth’s suite of services and products include: pressure pumping services, infrastructure services, natural sand and proppant services, drilling services and other energy services.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com

(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company's existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company's forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company's acquisitions and contracts, many of which are beyond the Company's control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company's subsidiary Cobra Acquisitions LLC by the Puerto Rico Electric Power Authority; the Company's inability to replace the prior levels of work in its business segments, including its infrastructure and pressure pumping segments; risks relating to economic conditions; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; global or national health concerns, including the outbreak of pandemic or contagious disease, such as the coronavirus; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,	December 31,
	2020	2019
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$13,180	$5,872
Accounts receivable, net	371,755	363,053
Receivables from related parties	17,790	7,523
Inventories	13,193	17,483
Prepaid expenses	8,250	12,354
Other current assets	866	695
Total current assets	425,034	406,980

Property, plant and equipment, net	316,068	352,772
Sand reserves	68,351	68,351
Operating lease right-of-use assets	38,838	43,446
Intangible assets, net - customer relationships	540	583
Intangible assets, net - trade names	4,996	5,205
Goodwill	12,608	67,581
Other non-current assets	7,576	7,467
Total assets	$874,011	$952,385
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$42,993	$39,220
Payables to related parties	82	526
Accrued expenses and other current liabilities	39,727	40,754
Current operating lease liability	15,484	16,432
Income taxes payable	28,699	33,465
Total current liabilities	126,985	130,397

Long-term debt	88,350	80,000
Deferred income tax liabilities	41,873	36,873
Long-term operating lease liability	23,236	27,102
Asset retirement obligation	4,586	4,241
Other liabilities	4,573	5,031
Total liabilities	289,603	283,644

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 45,713,563 and 45,108,545 issued and outstanding at March 31, 2020 and December 31, 2019	457	451
Additional paid in capital	536,140	535,094
Retained earnings	52,531	136,502
Accumulated other comprehensive loss	(4,720)	(3,306)
Total equity	584,408	668,741
Total liabilities and equity	$874,011	$952,385

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
	(in thousands, except per share amounts)
REVENUE
Services revenue	$68,845	$193,101	$57,950
Services revenue - related parties	18,013	44,073	6,714
Product revenue	8,650	12,309	1,724
Product revenue - related parties	1,875	12,655	1,249
Total revenue	97,383	262,138	67,637

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $23,554, $25,682 and $25,872, respectively, for the three months ended March 31, 2020, March 31, 2019 and December 31, 2019)	70,697	158,106	68,599
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months ended March 31, 2020, March 31, 2019 and December 31, 2019)	101	713	633
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,309, $2,871 and $2,626, respectively, for the three months ended March 31, 2020, March 31, 2019 and December 31, 2019)	11,108	30,251	6,337
Selling, general and administrative	10,556	16,902	9,978
Selling, general and administrative - related parties	215	434	360
Depreciation, depletion, amortization and accretion	25,882	28,576	28,521
Impairment of goodwill	54,973	—	30,470
Impairment of other long-lived assets	12,897	—	4,010
Total cost and expenses	186,429	234,982	148,908
Operating (loss) income	(89,046)	27,156	(81,271)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,638)	(523)	(1,486)
Other, net	7,409	24,557	7,272
Total other income (expense)	5,771	24,034	5,786
(Loss) income before income taxes	(83,275)	51,190	(75,485)
Provision (benefit) for income taxes	696	22,857	(14,706)
Net (loss) income	$(83,971)	$28,333	$(60,779)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment, net of tax of $361, ($90) and $69, respectively, for the three months ended March 31, 2020, March 31, 2019 and December 31, 2019	(1,414)	356	282
Comprehensive (loss) income	$(85,385)	$28,689	$(60,497)

Net (loss) income per share (basic)	$(1.85)	$0.63	$(1.35)
Net (loss) income per share (diluted)	$(1.85)	$0.63	$(1.35)
Weighted average number of shares outstanding (basic)	45,314	44,929	45,092
Weighted average number of shares outstanding (diluted)	45,314	45,063	45,092
Dividends declared per share	$—	0.125	$—

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(83,971)	$28,333
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Stock based compensation	1,049	1,289
Depreciation, depletion, accretion and amortization	25,882	28,576
Amortization of coil tubing strings	237	535
Amortization of debt origination costs	452	82
Bad debt expense	55	4
(Gain) loss on disposal of property and equipment	(673)	94
Impairment of goodwill	54,973	—
Impairment of other long-lived assets	12,897	—
Deferred income taxes	5,361	(15,476)
Other	432	41
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(8,569)	(67,093)
Receivables from related parties	(10,267)	(33,868)
Inventories	4,053	1,854
Prepaid expenses and other assets	3,929	2,389
Accounts payable	2,078	(353)
Payables to related parties	(444)	239
Accrued expenses and other liabilities	(1,220)	(4,956)
Income taxes payable	(4,713)	(44,684)
Net cash provided by (used in) operating activities	1,541	(102,994)

Cash flows from investing activities:
Purchases of property and equipment	(1,424)	(20,273)
Purchases of property and equipment from related parties	(76)	—
Contributions to equity investee	—	(480)
Proceeds from disposal of property and equipment	558	1,500
Net cash used in investing activities	(942)	(19,253)

Cash flows from financing activities:
Borrowings from lines of credit	17,300	82,000
Repayments of lines of credit	(8,950)	—
Dividends paid	—	(5,610)
Principal payments on financing leases and equipment financing notes	(452)	(457)
Debt issuance costs	(1,000)	—
Net cash provided by financing activities	6,898	75,933
Effect of foreign exchange rate on cash	(189)	32
Net change in cash and cash equivalents	7,308	(46,282)
Cash and cash equivalents at beginning of period	5,872	67,625
Cash and cash equivalents at end of period	$13,180	$21,343

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,285	$294
Cash paid for income taxes	$62	$91,955
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$4,347	$5,016

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended March 31, 2020	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$25,705	$42,686	$10,154	$4,723	$14,115	$—	$97,383
Intersegment revenues	—	936	95	55	775	(1,861)	—
Total revenue	25,705	43,622	10,249	4,778	14,890	(1,861)	97,383
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	26,946	26,208	10,657	5,635	12,460	—	81,906
Intersegment cost of revenues	8	627	302	130	794	(1,861)	—
Total cost of revenue	26,954	26,835	10,959	5,765	13,254	(1,861)	81,906
Selling, general and administrative	4,297	2,222	1,251	1,063	1,938	—	10,771
Depreciation, depletion, amortization and accretion	7,934	8,492	2,312	2,877	4,267	—	25,882
Impairment of goodwill	—	53,406	—	—	1,567	—	54,973
Impairment of other long-lived assets	—	4,203	—	326	8,368	—	12,897
Operating loss	(13,480)	(51,536)	(4,273)	(5,253)	(14,504)	—	(89,046)
Interest expense, net	757	293	61	268	259	—	1,638
Other (income) expense, net	(7,276)	(109)	(37)	27	(14)	—	(7,409)
Loss before income taxes	$(6,961)	$(51,720)	$(4,297)	$(5,548)	$(14,749)	$—	$(83,275)

Three months ended March 31, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$108,721	$90,595	$24,964	$13,576	$24,282	$—	$262,138
Intersegment revenues	—	1,544	12,897	219	766	(15,426)	—
Total revenue	108,721	92,139	37,861	13,795	25,048	(15,426)	262,138
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	58,965	64,211	30,252	12,652	22,990	—	189,070
Intersegment cost of revenues	—	13,537	1,047	272	552	(15,408)	—
Total cost of revenue	58,965	77,748	31,299	12,924	23,542	(15,408)	189,070
Selling, general and administrative	9,517	3,213	1,519	1,363	1,724	—	17,336
Depreciation, depletion, amortization and accretion	7,719	9,893	2,873	3,578	4,513	—	28,576
Operating income (loss)	32,520	1,285	2,170	(4,070)	(4,731)	(18)	27,156
Interest expense, net	39	198	30	127	129	—	523
Other (income) expense, net	(24,824)	(1)	—	(22)	290	—	(24,557)
Income (loss) before income taxes	$57,305	$1,088	$2,140	$(4,175)	$(5,150)	$(18)	$51,190

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended December 31, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$26,618	$24,515	$2,974	$4,637	$8,893	$—	$67,637
Intersegment revenues	—	442	—	14	362	(818)	—
Total revenue	26,618	24,957	2,974	4,651	9,255	(818)	67,637
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	30,988	20,891	6,162	6,934	10,594	—	75,569
Intersegment cost of revenues	—	339	28	160	291	(818)	—
Total cost of revenue	30,988	21,230	6,190	7,094	10,885	(818)	75,569
Selling, general and administrative	5,516	1,449	792	1,042	1,539	—	10,338
Depreciation, depletion, amortization and accretion	7,961	9,996	2,627	3,389	4,548	—	28,521
Impairment of goodwill	434	23,423	2,684	—	3,929		30,470
Impairment of other long-lived assets	—	—	—	2,955	1,055	—	4,010
Operating loss	(18,281)	(31,141)	(9,319)	(9,829)	(12,701)	—	(81,271)
Interest expense, net	665	318	48	227	228	—	1,486
Other (income) expense, net	(7,679)	574	—	14	(181)	—	(7,272)
Loss before income taxes	$(11,267)	$(32,033)	$(9,367)	$(10,070)	$(12,748)	$—	$(75,485)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2019
Net (loss) income	$(83,971)	$28,333	$(60,779)
Depreciation, depletion, amortization and accretion expense	25,882	28,576	28,521
Impairment of goodwill	54,973	—	30,470
Impairment of other long-lived assets	12,897	—	4,010
Stock based compensation	1,049	1,289	811
Interest expense, net	1,638	523	1,486
Other (income) expense, net	(7,409)	(24,557)	(7,272)
Provision (benefit) for income taxes	696	22,857	(14,706)
Interest on trade accounts receivable	7,696	25,735	7,174
Adjusted EBITDA	$13,451	$82,756	$(10,285)

Infrastructure Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2019
Net (loss) income	$(9,452)	$35,665	$(14,005)
Depreciation and amortization expense	7,934	7,719	7,961
Impairment of goodwill	—	—	434
Stock based compensation	251	462	183
Interest expense	757	39	665
Other (income) expense, net	(7,276)	(24,824)	(7,679)
Provision for income taxes	2,491	21,639	2,738
Interest on trade accounts receivable	7,696	25,735	7,174
Adjusted EBITDA	$2,401	$66,435	$(2,529)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Pressure Pumping Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2019
Net (loss) income	$(51,720)	$1,088	$(32,033)
Depreciation and amortization expense	8,492	9,893	9,996
Impairment of goodwill	53,406	—	23,423
Impairment of other long-lived assets	4,203	—	—
Stock based compensation	335	410	297
Interest expense	293	198	318
Other (income) expense, net	(109)	(1)	574
Adjusted EBITDA	$14,900	$11,588	$2,575

Natural Sand Proppant Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2019
Net (loss) income	$(4,297)	$2,140	$(9,367)
Depreciation, depletion, amortization and accretion expense	2,312	2,873	2,627
Impairment of goodwill	—	—	2,684
Stock based compensation	225	203	156
Interest expense	61	30	48
Other expense (income), net	(37)	—	—
Adjusted EBITDA	$(1,736)	$5,246	$(3,852)

Drilling Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2019
Net loss	$(5,548)	$(4,175)	$(10,070)
Depreciation expense	2,877	3,578	3,389
Impairment of other long-lived assets	326	—	2,955
Stock based compensation	94	100	82
Interest expense	268	127	227
Other expense (income), net	27	(22)	14
Adjusted EBITDA	$(1,956)	$(392)	$(3,403)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2020	2019	2019
Net (loss) income	$(12,954)	$(6,367)	$4,695
Depreciation, amortization and accretion expense	4,267	4,513	4,548
Impairment of goodwill	1,567	—	3,929
Impairment of other long-lived assets	8,368	—	1,055
Stock based compensation	144	114	93
Interest expense, net	259	129	228
Other (income) expense, net	(14)	290	(181)
(Benefit) provision for income taxes	(1,795)	1,217	(17,443)
Adjusted EBITDA	$(158)	$(104)	$(3,076)
a. Includes results for Mammoth's coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation and remote accommodations, oilfield equipment manufacturing and infrastructure engineering and design services and corporate related activities. The Company's corporate related activities do not generate revenue.

Adjusted Net (Loss) Income and Adjusted (Loss) Earnings per Share

Adjusted net (loss) income and adjusted basic and diluted (loss) earnings per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company's ongoing operating results. Adjusted net (loss) income and adjusted (loss) earnings per share should not be considered in isolation or as a substitute for net (loss) income and (loss) earnings per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net (loss) income and adjusted (loss) earnings per share to the GAAP financial measures of net (loss) income and (loss) earnings per share for the periods specified.

	Three Months Ended
	March 31,		December 31,
	2020	2019	2020
	(in thousands, except per share amounts)
Net (loss) income, as reported	$(83,971)	$28,333	$(60,779)
Impairment of goodwill	54,973	—	30,470
Impairment of other long-lived assets	12,897	—	4,010
Adjusted net (loss) income	$(16,101)	$28,333	$(26,299)

Basic (loss) earnings per share, as reported	$(1.85)	$0.63	$(1.35)
Impairment of goodwill	1.21	—	0.68
Impairment of other long-lived assets	0.28	—	0.09
Adjusted basic (loss) earnings per share	$(0.36)	$0.63	$(0.58)

Diluted (loss) earnings per share, as reported	$(1.85)	$0.63	$(1.35)
Impairment of goodwill	1.21	—	0.68
Impairment of other long-lived assets	0.28	—	0.09
Adjusted diluted (loss) earnings per share	$(0.36)	$0.63	$(0.58)